EXHIBIT 4.2

STOCK OPTION PLANS

EXHIBIT 4.2(a)

2002 Top Plan regulations and form of Letter of Assignment

addressed to participants of the plan

2002 STOCK OPTION PLAN OF THE TELECOM ITALIA GROUP

RULES

1.	Description and object of the Plan

1.1.	Using the powers conferred on it by the Extraordinary General Meeting of Telecom Italia S.p.A. (“the Company”), by a resolution passed on 12 June 2001 (the “Approval Resolution”), an incentive and loyalty plan (the “Plan”) is drawn up, aimed at the resources considered “key” resources owing to their special responsibilities and/or skills, whether employees of Telecom Italia S.p.A. or controlling and subsidiary companies (the “Recipients” or individually the “Recipient”).

1.2.	The Plan consists of the allocation to each of the Recipients of a number of options (“Options”, as defined in point 3 below 3), determined pursuant to point 2, to be exercised under the conditions laid down in point 4.

2.	Recipients

2.1.	The list of Recipients, their relevant extent of participation in the Plan and, possibly, the lesser extent in which individuals participating in similar plans promoted by the other Group companies (as defined in point 4.2) are approved by the Company Board of Directors (“Time of Allocation”).

2.2.	If, during the course of the Plan, changes are made to the organization and/or shareholding that affect the identification of the Recipients, the necessary decisions will be taken.

2.3.	Each Recipient will be notified of his inclusion in the Plan, specifying, inter alia, the extent of his participation in the Plan (number of “Options Allocated”) and the Issue Price as defined in point 3.4, and the initial terms for the exercise of the relevant Options and the period referred to in point 3.2.

3.	Characteristics of the Options to be allocated

3.1.	The Options will grant each Recipient the right to subscribe for the ordinary shares in the Company (the “Shares”) to be issued, pursuant to the Approval Resolution, at the Issue Price (as defined in point 3.4 below), in the ratio of one Share, with normal use, for every Option allocated, save as provided for in point 3.5.

3.2.	The Options will have the period laid down by the Company Board of Directors and may be exercised as from the initial date defined by that same body (the “Exercisable Options”). Any Options not exercised within the aforesaid periods will be forfeit and consequently will no longer grant any rights to the Recipient or to his successors in the event of death.

3.3.	The Options will be personal and non-transferable between living persons.

3.4.	The unit price at which the Shares will be issued, based on exercise of the Options by the Recipients and the resulting subscription to the increase in capital reserved for them, will be determined by the Company Board of Directors, taking the regulations applicable into account (the “Issue Price”).

3.5.	If necessary to maintain the essential content and the object of the Plan substantially unchanged and without prejudice to the provisions laid down in point 3.6 below, the Company Board of Directors will ensure the approval procedure is implemented by the competent Company bodies in order to rectify the procedure, terms and conditions for the exercise of the Options in the event of share capital and exceptional finance transactions, amendments to the laws or regulations or the occurrence of other circumstances that make it necessary.

3.6.	Any legal withholdings and contributions the Company is required to make or pay or the fulfilment of any individual declaration obligations, if required by the current tax and social security regulations, will naturally remain for the Recipient’s account.
If, owing to amendments to the regulations applicable, the implementation of the Plan involves tax or social security charges for the Company, the Company Board of Directors will take the relevant decisions to reduce or neutralize the impact to protect the Company itself.
The social security and tax system of the Recipients of the Plan resident abroad for tax purposes will be that of the tax jurisdictions involved.

3.7.	Any amendments to points 3.5 and 3.6 above will be notified to the Recipients.

4.	Exercise of Options

4.1.	Each Recipient may exercise the Exercisable Options pursuant to the terms and procedures laid down by the Company Board of Directors, or by one of its representatives, that will be notified to the Recipients by the Company officers suitably appointed.

4.2.	An essential condition for exercise of the Options is the permanent employment relationship held by the Recipient with the Company or its controlling or subsidiary companies (jointly the “Group”) at the time of exercising the Options, even if different from the company with whom such relationship existed at the time of allocation, save as provided for in points 4.4, 4.5, 4.6, 4.7 and 4.8 below.

4.3.	In the event of dismissal for a valid reason or on justified subjective grounds, or in the event of resignation other than for valid reasons, the Recipient, as from notification of withdrawal, will definitively forfeit all the Options Allocated, including the Options Exercisable and not yet exercised.

4.4.	In the event of dismissal as age limits have been reached or resignation due to retirement, the Recipient will maintain the right to exercise the Options Allocated under the same conditions as employees in service.

4.5.	In the event of mutual termination of the employment relationship, and resignation on justified objective grounds or dismissal for valid reasons, the Recipient will maintain the right to exercise the Options Exercisable that should be exercised within six months following termination of employment. Vice versa, Options Allocated but not yet Exercisable will be forfeit definitively as from the date of notification of termination of employment.

4.6.	If the company or branch of business in which the Recipient is employed at the time of Allocation leaves the Group, the Recipient will maintain the right to exercise the Exercisable Options, which should be exercised within six months following the effect of the transfer. Vice versa, the Options Allocated but not yet Exercisable will be forfeit definitively as from the aforesaid effect of the transfer. The Company’s Board of Directors, or its representative, will still be able to establish longer periods for the exercise of the aforesaid Exercisable Options, or to permit the possible exercise of all or part of the Options Allocated but not yet Exercisable, fixing the periods and procedures for that purpose.

4.7.	If a public purchase offer and/or share swap is filed, the Recipient will maintain the Options Allocated, without prejudice to the right to exercise the Exercisable Options. The Company Board of Directors or its delegate, notwithstanding the provisions laid down, may permit the early exercise of all or part of the Options Allocated but not yet Exercisable, fixing the periods and procedures for that purpose.

4.8.	In the event of succession in the event of death, the beneficiary or beneficiaries will maintain the right to exercise all the Options Allocated under the same conditions as the employees in service, following fulfilment of the obligations laid down by the regulations applicable.

4.9.	In any event, the exercise right will be suspended as from the tenth stock exchange trading day preceding that of the first call to the Company General Meetings in which shareholders holding ordinary shares will participate up to and including the date on which the general meeting is held, even on a call following the first and, in any event, up to the first day of “former” listing of the Shares in the event of the payment of dividends and in any other case considered necessary by the Company Board of Directors, directly or through its representative.

5.	Notifications

5.1.	Notifications to be given to the Recipients pursuant to these Rules will be given in writing preferably to the place of work or, for former employees, to the address indicated by the latter. For that purpose, the Recipients will be required to duly notify the Company officers suitably appointed of any change in the foregoing.

5.2.	Notifications other than those indicated in points 2.3 and 3.7 may also be made by email to the e-mail address notified by each of the Recipients.

6.	Disputes

6.1.	Any disputes originating from, dependent on or howsoever connected with the Plan will be referred to the sole competence of the judiciary of Rome.

Rome, 26 March 2002

On 26 March 2002, to guarantee greater efficacy of the loyalty and incentive schemes for the Group’s valuable resources, the Board of Directors resolved to implement a new stock option plan intended for managers performing key roles in Telecom Italia S.p.A. or in its subsidiaries (the “2002 Plan”).

I am pleased to advise you that you are one of the recipients of this plan and that you have been allocated options valid for subscription for the same number of ordinary shares in Telecom Italia.

The options will have the following characteristics:

■	They will grant the right to subscribe for ordinary shares in Telecom Italia S.p.A. (“TI shares”) at a price of € 9.665 (“Subscription Price”), equal to the arithmetic mean of the official prices of the TI shares recorded on the Telematic Share Market organized and managed by Borsa Italiana S.p.A. (“MTA”) during the month prior to the date of the offer.

■	They may be exercised in three lots under the following conditions:

-	The first lot (equal to 30% of the total options allocated) may be exercised, even partially, as from March 2003;

-	The second lot (equal to 30% of the total options allocated) may be exercised, even partially, as from March 2004;

-	The third lot (equal to the remaining 40% of the options allocated) may be exercised, even partially, as from March 2005;

-	The period for exercise of the options of each lot will be five years as from the date of commencement of exercise for each lot, which will be indicated in the relevant notification.

With regard to everything not provided for herein, please refer to the Regulations attached and to the documentation made available at the time each option lot may be exercised.

Regards.

Gustavo Bracco

The undersigned, having read this letter and the attached Regulations on the Telecom Italia Group 2002 Stock Option Plan, (the “Plan Regulations”) of which it forms an integral and substantial part, by signing this instrument declares:

a	That he fully accepts, by signing this letter, the content and provisions hereof and the terms and conditions indicated in the Plan Regulations of which it constitutes an integral and substantial part;

b.	That he accepts that the possible higher value of the shares acquired by exercising the options in relation to the subscription price, and more generally any benefit recognized by the 2002 Plan, will constitute an extraordinary profit and may not under any circumstances be deemed to constitute an integral part of the normal remuneration; not may it constitute a requirement for the recognition of similar or subsequent benefits, within the scope of the 2002 Plan, or otherwise; on expiry of the plan, it will not grant any right to participate in any similar plans howsoever drawn up, or remuneration of any kind.

,
(the Beneficiary)

For the purposes and effects of Articles 1341 and 1342 of the Civil Code, the Beneficiary declares that he specifically approves in writing the following articles of the Regulations of the Telecom Italia Stock Option Plan in all the respective points: 2 (Recipients), 3 (Characteristics of the Options Allocated), 4 (Exercise of Options), 5 (Notifications) and 6 (Disputes) and the declarations set out in the foregoing sections a, b and c.

,
(the Beneficiary)

EXHIBIT 4.2(b)

2002 Plan regulations and form of Letter of Assignment

addressed to participants of the plan

2002 STOCK OPTION PLAN OF THE TELECOM ITALIA GROUP

RULES

1.	Description and object of the Plan

1.1.	Using the powers conferred on it by the Extraordinary General Meeting of Telecom Italia S.p.A. (“the Company”), by a resolution passed on 15 December 1998, as amended following the resolutions passed by the Extraordinary General Meetings held on 10 August 2000 and 3 May 2001 (the “Approval Resolution”), an incentive and loyalty plan (the “Plan”) is drawn up, aimed at the resources considered “key” resources owing to their special responsibilities and/or skills, whether managers of Telecom Italia S.p.A. or companies controlled by it (the “Recipients” or individually the “Recipient”).

1.2.	The Plan consists of the allocation to each of the Recipients of a number of options (“Options”, as defined in point 3 below 3), determined pursuant to point 2, to be exercised under the conditions laid down in point 4.

2.	Recipients

2.1.	The list of Recipients, their relevant extent of participation in the Plan and, possibly, the lesser extent in which individuals participating in similar plans promoted by the other Group companies (as defined in point 4.2) are approved by the Company Board of Directors (“Time of Allocation”).

2.2.	If, during the course of the Plan, changes are made to the organization and/or shareholding that affect the identification of the Recipients, the necessary decisions will be taken.

2.3.	Each Recipient will be notified of his inclusion in the Plan, specifying, inter alia, the extent of his participation in the Plan (number of “Options Allocated”) and the Issue Price as defined in point 3.4, and the initial terms for the exercise of the relevant Options and the period referred to in point 3.2.

3.	Characteristics of the Options to be allocated

3.1.	The Options will grant each Recipient the right to subscribe for the ordinary shares in the Company (the “Shares”) to be issued, pursuant to the Approval Resolution, at the Issue Price (as defined in point 3.4 below), in the ratio of one Share, with normal use, for every Option allocated, save as provided for in point 3.5.

3.2.	The Options will have the period laid down by the Company Board of Directors and may be exercised as from the initial date defined by that same body (the “Exercisable Options”). Any Options not exercised within the aforesaid periods will no longer grant any rights to the Recipient or to his successors in the event of death.

3.3.	The Options will be personal and non-transferable between living persons.

3.4.	The unit price at which the Shares will be issued, based on exercise of the Options by the Recipients and the resulting subscription to the increase in capital reserved for them, will be determined by the Company Board of Directors, taking the regulations applicable into account (the “Issue Price”).

3.5.	If necessary to maintain the essential content and the object of the Plan substantially unchanged and without prejudice to the provisions laid down in point 3.6 below, the Company Board of Directors will ensure the approval procedure is implemented by the competent Company bodies in order to rectify the procedure, terms and conditions for the exercise of the Options in the event of share capital and exceptional finance transactions, amendments to the laws or regulations or the occurrence of other circumstances that make it necessary.

3.6.	Any legal withholdings and contributions the Company is required to make or pay or the fulfilment of any individual declaration obligations, if required by the current tax and social security regulations, will naturally remain for the Recipient’s account.
If, owing to amendments to the regulations applicable, the implementation of the Plan involves tax or social security charges for the Company, the Company Board of Directors will take the relevant decisions to reduce or neutralize the impact to protect the Company itself.
The social security and tax system of the Recipients of the Plan resident abroad for tax purposes will be that of the tax jurisdictions involved.

3.7.	Any amendments to points 3.5 and 3.6 above will be notified to the Recipients.

4.	Exercise of Options

4.1.	Each Recipient may exercise the Exercisable Options pursuant to the terms and procedures laid down by the Company Board of Directors, or by one of its representatives, that will be notified to the Recipients by the Company officers suitably appointed.

4.2.	An essential condition for exercise of the Options is the permanent employment relationship held by the Recipient with the Company or its controlling or subsidiary companies (jointly the “Group”) at the time of exercising the Options, even if different from the company with whom such relationship existed at the time of allocation, save as provided for in points 4.4, 4.5, 4.6, 4.7 and 4.8 below.

4.3.	In the event of dismissal for a valid reason or on justified subjective grounds, or in the event of resignation other than for valid reasons, the Recipient, as from notification of withdrawal, will definitively forfeit all the Options Allocated, including the Options Exercisable and not yet exercised.

4.4.	In the event of dismissal as age limits have been reached or resignation due to retirement, the Recipient will maintain the right to exercise the Options Allocated under the same conditions as employees in service.

4.5.	In the event of mutual termination of the employment relationship, and resignation on justified objective grounds or dismissal for valid reasons, the Recipient will maintain the right to exercise the Options Exercisable that should be exercised within two months following termination of employment. Vice versa, Options Allocated but not yet Exercisable will no longer grant any rights to the Recipient or to his successors in the event of death as from the date of notification of termination of employment.

4.6.	If the company or branch of business in which the Recipient is employed at the time of Allocation leaves the Group, the Recipient will maintain the right to exercise the Exercisable Options, which should be exercised within two months following the effect of the transfer. Vice versa, the Options Allocated but not yet Exercisable will no longer grant any rights to the Recipient or his successors in the event of death as from the aforesaid effect of the transfer. The Company’s Board of Directors, or its representative, will still be able to establish longer periods for the exercise of the aforesaid Exercisable Options, or to permit the possible exercise of all or part of the Options Allocated but not yet Exercisable, fixing the periods and procedures for that purpose.

4.7.	If a public purchase offer and/or share swap is filed, the Recipient will maintain the Options Allocated, without prejudice to the right to exercise the Exercisable Options. The Company Board of Directors or its delegate, notwithstanding the provisions laid down, may permit the early exercise of all or part of the Options Allocated but not yet Exercisable, fixing the periods and procedures for that purpose.

4.8.	In the event of succession in the event of death, the beneficiary or beneficiaries will maintain the right to exercise all the Options Allocated under the same conditions as the employees in service, following fulfilment of the obligations laid down by the regulations applicable.

4.9.	In any event, the exercise right will be suspended as from the tenth stock exchange trading day preceding that of the first call to the Company General Meetings in which shareholders holding ordinary shares will participate up to and including the date on which the general meeting is held, even on a call following the first and, in any event, up to the first day of “former” listing of the Shares in the event of the payment of dividends and in any other case considered necessary by the Company Board of Directors, directly or through its representative.

5.	Notifications

5.1.	Notifications to be given to the Recipients pursuant to these Rules will be given in writing preferably to the place of work or, for former employees, to the address indicated by the latter. For that purpose, the Recipients will be required to duly notify the Company officers suitably appointed of any change in the foregoing.

5.2.	Notifications other than those indicated in points 2.3 and 3.7 may also be made by email to the e-mail address notified by each of the Recipients.

6.	Disputes

6.1.	Any disputes originating from, dependent on or howsoever connected with the Plan will be referred to the sole competence of the judiciary of Rome.

Rome, 26 March 2002

On 26 March 2002, to guarantee greater efficacy of the loyalty and incentive schemes for the Group’s valuable resources, the Board of Directors resolved to implement a new stock option plan intended for managers performing key roles in Telecom Italia S.p.A. or in its subsidiaries (the “2002 Plan”).

I am pleased to advise you that you are one of the recipients of this plan and that you have been allocated options valid for subscription for the same number of ordinary shares in Telecom Italia.

The options will have the following characteristics:

■	They will grant the right to subscribe for ordinary shares in Telecom Italia S.p.A. (“TI shares”) at a price of € 9.665 (“Subscription Price”), equal to the arithmetic mean of the official prices of the TI shares recorded on the Telematic Share Market organized and managed by Borsa Italiana S.p.A. (“MTA”) during the month prior to the date of the offer.

■	They may be exercised in three lots under the following conditions:

-	The first lot (equal to 30% of the total options allocated) may be exercised, even partially, as from March 2003;

-	The second lot (equal to 30% of the total options allocated) may be exercised, even partially, as from March 2004;

-	The third lot (equal to the remaining 40% of the options allocated) may be exercised, even partially, as from March 2005;

-	The period for exercise of the options of each lot will be five years as from the date of commencement of exercise for each lot, which will be indicated in the relevant notification.

Bearing in mind the current availability of the options, participation in the 2002 Plan will be subject, on your assessment, to the prior, irrevocable waiver of all options received implementing the Telecom Italia Stock Option Plan for the 2000-2002 three-year period, as indicated below.

With regard to everything not provided for herein, please refer to the Regulations attached and to the documentation made available at the time each option lot may be exercised.

Regards.

Gustavo Bracco

The undersigned, having read this letter and the attached Regulations on the Telecom Italia Group 2002 Stock Option Plan, (the “Plan Regulations”) of which it forms an integral and substantial part, by signing this instrument declares:

a	That he accepts the proposal made by Telecom Italia S.p.A. and, having made the relevant assessments, therefore opts to participate in the 2002 Plan, fully and irrevocably waiving all the options allocated by letter of 2 October 2000 within the scope of the Telecom Italia S.p.A Stock Option Plan for the 2000-2002 three-year period, consequently waiving any right connected with the aforesaid options or howsoever connected with or relating to the participation in the aforesaid Telecom Italia S.p.A. Stock Optional Plan for the 2000-2002 three-year period;

b.	That he consequently fully accepts, by signing this letter, the content and provisions hereof and the terms and conditions indicated in the Plan Regulations of which it constitutes an integral and substantial part;

c.	That he accepts that the possible higher value of the shares acquired by exercising the options in relation to the subscription price, and more generally any benefit recognized by the 2002 Plan, will constitute an extraordinary profit and may not under any circumstances be deemed to constitute an integral part of the normal remuneration; not may it constitute a requirement for the recognition of similar or subsequent benefits, within the scope of the 2002 Plan, or otherwise; on expiry of the plan, it will not grant any right to participate in any similar plans howsoever drawn up, or remuneration of any kind.

,
(the Beneficiary)

For the purposes and effects of Articles 1341 and 1342 of the Civil Code, the Beneficiary declares that he specifically approves in writing the following articles of the Regulations of the Telecom Italia Stock Option Plan in all the respective points: 2 (Recipients), 3 (Characteristics of the Options Allocated), 4 (Exercise of Options), 5 (Notifications) and 6 (Disputes) and the declarations set out in the foregoing sections a, b and c.

,
(the Beneficiary)